UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2018

Harvest Oil & Gas Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33024	83-0656612
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 450, Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2018, Harvest Oil & Gas Corp. (the “Company”) announced the appointment of Ryan Stash as Vice President and Chief Financial Officer effective October 29, 2018.

Mr. Stash, 42, previously served as a Managing Director at Regions Securities focused on the energy sector since September 2018. Prior to that, Mr. Stash spent eleven years in the Energy Investment Banking Group for Wells Fargo Securities in Houston, rising to the level of Director in February 2015. Before moving to Wells Fargo Securities, Mr. Stash spent five years as an auditor working at Hewlett-Packard and Ernst & Young, LLP.  Mr. Stash is a Certified Public Accountant in the State of Texas.  Mr. Stash received an MBA from the McCombs School of Business, a Masters in Professional Accounting and a Bachelor of Business Administration, all at the University of Texas at Austin.

In connection with his appointment, the Company and Mr. Stash have entered into an employment agreement (the “Employment Agreement”) providing the following compensation terms: a minimum annual base salary of $250,000; eligibility to receive an annual discretionary bonus under the Company’s annual bonus program with a target amount between $100,000 and $200,000 based upon the attainment of goals established by the Compensation Committee of the Board; and a prorated annual bonus based on an annual amount of $150,000 for 2018. In addition, upon the commencement of Mr. Stash’s employment, he will be granted an award of restricted stock units (“RSUs”), subject to terms and conditions of an award agreement to be entered into and the Company’s 2018 Omnibus Incentive Plan. Mr. Stash will receive 30,000 RSUs which will vest in equal annual installments of 1/3 on each of June 5, 2019, June 5, 2020 and June 5, 2021, and 18,000 RSUs which will vest upon the closing of certain asset sales. Mr. Stash is also eligible to participate in the Company’s employee benefit plans as in effect from time-to-time on the same basis as generally made available to other senior executives of the Company.

In the event of a termination of Mr. Stash’s employment by the Company he shall be entitled to accrued unpaid base salary through the termination date, accrued and unused paid time off through the termination date and reimbursement of reasonable business expenses that were incurred but unpaid as of the termination date. If Mr. Stash terminates his employment for Good Reason or if the Company terminates his employment without Cause (each, as defined in the Employment Agreement), or if his employment is terminated due to a non-renewal of his Employment Agreement by the Company, Mr. Stash will be eligible to receive a lump sum cash payment equal to his base salary and continued participation in the Company’s COBRA group health plan coverage at active employee rates for the maximum period of eligibility under applicable law.

The description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 29, 2018, the Company issued a press release with respect to the management changes described in Item 5.02 of this Current Report on Form 8-K. The press release is included in this report as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement between the Company and Ryan Stash, dated October 26, 2018.
99.1	Press release issued October 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Oil & Gas Corp.

October 29, 2018	By:	/s/ Michael E. Mercer
Michael E. Mercer
President and Chief Executive Officer